EXHIBIT 99.1

    CAUTIONARY STATEMENT RELATIVE TO FORWARD-LOOKING STATEMENTS

The Private Securities Litigation Reform Act of 1995 (the Act) provides a safe harbor for forward-looking statements made by or on behalf of the Company. The Company and its representatives may from time to time make written or verbal forward-looking statements, including statements contained in the Company's filings with the Securities and Exchange Commission and in its reports to share owners. Generally, the words "believe," "expect," "intend," "estimate," "anticipate," "will" and similar expressions identify forward-looking statements. All statements which address operating performance, events or developments that the Company expects or anticipates will occur in the future, including statements relating to volume growth, share of sales and earnings per share growth, statements expressing general optimism about future operating results and non-historical Year 2000 information, are forward-looking statements within the meaning of the Act. The forward-looking statements are and will be based on management's then current views and assumptions regarding future events and operating performance, and speak only as of their dates. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

The following are some of the factors that could affect the Company's financial performance or could cause actual results to differ materially from estimates contained in or underlying the Company's forward-looking statements:

-- The Company's ability to generate sufficient cash flows to support capital expansion plans, share repurchase programs and general operating activities.

-- Competitive product and pricing pressures and the Company's ability to gain or maintain share of sales in the global market as a result of actions by competitors.
        While the Company believes its opportunities for sustained, profitable growth are considerable, unanticipated actions of competitors could impact its earnings, share of sales and volume growth.

-- Changes in laws and regulations, including changes in accounting standards, taxation requirements (including tax rate changes, new tax laws and revised tax law interpretations) and environmental laws in domestic or foreign jurisdictions.

-- Fluctuations in the cost and availability of raw materials and the ability to maintain favorable supplier arrangements and relationships.

-- The Company's ability to achieve earnings forecasts, which are generated based on projected volumes and sales of many product types, some of which are more profitable than others. There can be no assurance that the Company will achieve the projected level or mix of product sales.

-- Interest rate fluctuations and other capital market conditions, including foreign currency rate fluctuations. Most of the Company's exposures to capital markets, including interest and foreign currency, are managed on a consolidated basis, which allows the Company to net certain exposures and, thus, take advantage of any natural offsets. The Company uses derivative financial instruments to reduce its net exposure to financial risks. There can be no assurance, however, that the Company's financial risk management program will be successful in reducing foreign currency exposures.

-- Economic and political conditions in international markets, including civil unrest, governmental changes and restrictions on the ability to transfer capital across borders.


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--      The Company's ability to penetrate developing and
        emerging markets, which also depends on economic and political conditions, and how well the Company is able to acquire or form strategic business alliances with local bottlers and make necessary infrastructure enhancements to production facilities, distribution networks, sales equipment and technology. Moreover, the supply of products in developing markets must match the customers' demand for those products, and due to product price and cultural differences, there can be no assurance of product acceptance in any particular market.

-- The effectiveness of the Company's advertising, marketing and promotional programs.

-- The uncertainties of litigation, as well as other risks and uncertainties detailed from time to time in the Company's Securities and Exchange Commission filings.

-- Adverse weather conditions, which could reduce demand for Company products.

-- The Company's ability and the ability of its key business partners (critically important bottlers, customers, suppliers, vendors and public entities such as government regulatory agencies, utilities, financial entities and others) and other third parties to replace, modify or upgrade computer systems in ways that adequately address the Year 2000 problem. Given the numerous and significant uncertainties involved, there can be no assurance that Year 2000 related estimates and anticipated results will be achieved, and actual results could differ materially. Specific factors that might cause such material differences include, but are not limited to, the ability to identify and correct all relevant computer codes and embedded chips, unanticipated difficulties or delays in the implementation of Year 2000 project plans and the ability of third parties to adequately address their own Year 2000 issues.

-- The Company's ability to resolve issues relating to introduction of the European Union's common currency (the
        Euro) in a timely fashion.

The foregoing list of important factors is not exclusive.

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